Exhibit 99.1

Aggregate Annual Servicing Report
Superior Wholesale Inventory Financing Trust IX
May 19, 2004 (inception) through December 31, 2004

I Initial SWIFT IX Series 2004-A Statistics
Trust Cap	$4,124,000,000.00
Pool Balance at Sale Date	$5,121,524,369.56
Initial Trust Balance	$4,124,000,000.00
Offered Term Note 2004-A	$2,000,000,000.00
Initial Revolving Note Balance	$2,000,000,000.00
Certificate Balance	$124,000,000.00
Reserve Fund	$247,440,000.00
Cash Accumulation Reserve-Notes	$10,051,000.00
Cash Accumulation Reserve-Certificates	$1,336,000.00
II Current Collection Period Statistics
Pool and Trust Statistics
Beginning Pool Balance	$5,084,064,856.57
New A/R Principal	$13,968,264,787.89
Principal Reductions	$(11,526,464,221.48)
Factory Credits/Warranty Repurchases	$(2,645,919,572.84)
Partial Pay-Off Account	$(332,102,014.53)
Administrative Repurchases	—
Warranty Repurchases	—
Eligible Accounts Repurchased	—
Defaulted Receivables	—

Net Change in Pool Balance	$(536,221,020.96)

Ending Pool Balance	$4,547,843,835.61
Average Daily Pool Balance	$4,236,944,836.11
Beginning Trust Balance	$4,124,000,000.00
Ending Trust Balance	$4,124,000,000.00
Average Daily Trust Balance	$3,887,636,989.88
Beginning Cash Accumulation Reserve Fund Account-2004 Term Notes	$10,051,000.00
Ending Cash Accumulation Reserve Fund Account-2004 Term Notes	$8,634,791.86
Change in Cash Accumulation Reserve Fund Account-2004 Term Notes	$1,416,208.14
Beginning Cash Accumulation Reserve Fund Account-Certificates	$1,336,000.00
Ending Cash Accumulation Reserve Fund Account-Certificates	$1,147,193.73
Change in Cash Accumulation Reserve Fund Account-Certificates	$188,806.27
Excess Available Receivable Balance	$75,475,687.55
Defaulted Receivables — Eligible	—
Defaulted Receivables — Ineligible	—
Gross Weighted Average Receivable Rate	4.12%
Weighted Average Cost of Wholesale Incentive Plan	0.09%
Securities Balances
Beginning Offered Term Note 2004-A Balance	$2,000,000,000.00
Ending Offered Term Note 2004-A Balance	$2,000,000,000.00
Average Daily Offered Term Note 2004-A Balance	$2,000,000,000.00
Beginning Revolving Note RN -1 Balance	$1,000,000,000.00
Ending Revolving Note RN-1 Balance	$1,000,000,000.00
Average Daily Revolving Note RN-1 Balance	$763,636,989.88
Beginning Revolving Note RN -2 Balance	$1,000,000,000.00
Ending Revolving Note RN-2 Balance	$1,000,000,000.00
Average Daily Revolving Note RN-2 Balance	$1,000,000,000.00
Beginning Certificate Balance	$124,000,000.00
Ending Certificate Balance	$124,000,000.00
Average Daily Certificate Balance	$124,000,000.00
III Trust Percentage & Trust Interest Collections
Average Offered 2004 Term Note Balance	$2,000,000,000.00
Average Daily Revolving 2004 RN -1 Balance	$763,636,989.88
Average Daily Revolving 2004 RN -2 Balance	$1,000,000,000.00
Average Certificate Balance	$124,000,000.00

Average Daily Trust Balance	$3,887,636,989.88

Average Daily Pool Balance	$4,236,944,836.11
Total Interest Collected	$117,965,733.95
Trust Percentage	91.7557%

		Beginning			Ending
		Note Distribution	Current Month	Required	Note Distribution
IV Distribution of Trust Interest		Account Balance	Actual Amounts	Distribution	Account Balance
Available Trust Interest:
Trust Interest Collections			$48,478,317.86
Minimum Investment Proceeds (Commercial Paper)			$1,890,608.38
Minimum Investment Proceeds (Money Market Funds)			$657,173.35

			$51,026,099.59
2004 Term Note Interest
Interest Rate (LIBOR+.05%)	1.749%
Average Daily Balance	$2,000,000,000.00	N/A	$23,704,305.56	$23,704,305.56	N/A
# of Days of Interest	244
2004 Revolving Note RN-1
Interest Rate (LIBOR+.07%)	1.681%
Average Daily Balance	$763,636,989.88	N/A	$8,095,922.14	$8,095,922.14	N/A
# of Days of Interest	227
2004 Revolving Note RN-2
Interest Rate (LIBOR+.07%)	1.713%
Average Daily Balance	$1,000,000,000.00	N/A	$10,800,507.77	$10,800,507.77	N/A
# of Days in Collection Period Subtotal	227

			$42,600,735.47

Interest Available After Notes			$8,425,364.12
Servicer Advances Not Previously Reimbursed			$—
Reserve Fund Deposit Amount			$—
Cash Accumulation Reserve Fund Deposit Amount			$—
Certificate Interest
Interest Rate (LIBOR+.25%)	1.949		$1,637,755.83	$1,637,755.83	N/A
Average Daily Balance	$124,000,000.00
# of Days of Interest Trust Defaulted Amount	244		$—
Unreimbursed Trust Charge-Offs			$—

Seller Excess Interest			$6,787,608.29

Cash Accumulation Reserve Fund Draw Amount- 2004 Term Note			$1,700,226.94
Cash Accumulation Reserve Fund Draw Amount- Certificates			$226,540.20

Seller Excess Interest + Draw Amount			$8,714,375.43

Monthly Service Fee (1/12 of 1% of Average Daily Trust Invested Balance)			$24,035,116.75

V Summary
(A) Coverage of Deficiency Amount
Deficiency Amount	$—
Deficiency Amount Covered by Servicer Advance	—
(a) Monthly Service Fee	—
(b) (1) Aggregate Term Noteholders’ Interest	—
(2) Revolver Interest	—
(3) Specified Support Arrangements Payments	—
(c) Aggregate Certificateholders’ Interest	—
Unsatisfied Deficiency Amount	—
Unsatisfied Deficiency Amount Covered by Reserve	—
(a) Monthly Service Fee	—
(b) (1) Aggregate Term Noteholders’ Interest	—
(2) Revolver Interest	—
(3) Specified Support Arrangements Payments	—
(c) Aggregate Certificateholders’ Interest	—
(d) Servicer Advances not previously reimbursed	—
(e) Trust Defaulted Amount	—

(B) Beginning Unreimbursed Trust Charge-Offs	—
Plus: Trust Charge-Offs (Prior Trust Defaulted Amount)	—
Plus: Trust Defaulted Amounts(Current)	—
Less: Amount Covered by Trust Interest Collections	—
Less: Reserve Fund Draw Amount	—

Ending Unreimbursed Trust Charge-Offs	$—

(C) Beginning Unreimbursed Servicer Advance	—
Plus: Servicer Advance (Current Month)	—
Less: Reimbursed Servicer Advance—
(From Trust Interest Collections)	—

Ending Unreimbursed Servicer Advance	$—

(D) Reserve Fund Required Amount	$247,440,000.00
Beginning Reserve Balance	—
Plus: Reserve Fund Deposit Amount	$247,440,000.00
Less: Reserve Fund Draw Amount	—

Ending Reserve Balance	$247,440,000.00	Invested in Nations Money Market Funds/Commercial Paper

Required Amount Over Ending Reserve Balance	—
(E) Cash Accumulation Reserve Fund Required Amount	$8,350,773.06
Beginning Cash Accumulation Reserve Fund Balance	—
Plus: Cash Accumulation Reserve Fund Deposit Amount	$10,051,000.00
Less: Cash Accumulation Reserve Fund Draw Amount	$1,700,226.94

Ending Cash Accumulation Reserve Fund Balance	$8,350,773.06	Invested in Nations Money Market Funds/Commercial Paper

Required Amt. Over Ending Cash Accum. Reserve Fund Bal.	—

(F) Cash Accumulation Reserve Fund Required Amount	$1,109,459.80
Beginning Cash Accumulation Reserve Fund Balance	—
Plus: Cash Accumulation Reserve Fund Deposit Amount	$1,336,000.00
Less: Cash Accumulation Reserve Fund Draw Amount	$226,540.20

Ending Cash Accumulation Reserve Fund Balance	$1,109,459.80	Invested in Nations Money Market Funds/Commercial Paper

Required Amt. Over Ending Cash Accum. Reserve Fund Bal.	$—

From Bank of New York to GMAC
Seller Excess Interest	$6,787,608.29
Cash Accumulation Draw Amount — 2004 Term Note	1,700,226.94
Cash Accumulation Draw Amount — Certificates	226,540.20
Ineligible Interest	—
Additional Trust Principal	—
Minimum Investments Received for 2004	(657,173.35)

Distribution to GMAC	$8,057,202.08

From Bank of New York to Chase Manhattan Bank (USA)
From Chase Manhattan Bank (USA) - New York to GMAC
Certificate Interest Due GMAC	$16,377.56

From Bank of New York to Chase Manhattan Bank (USA)
From Chase Manhattan Bank (USA) — New York to DTC
Certificate Interest Due Investors	$1,621,378.27

From Bank of New York to US Bank (NCAT)
Revolving Note Interest	$18,896,429.91

From Bank of New York to Term Note Holders (DTC)
Term Note Interest	$23,704,305.56

Total Disbursements From Bank of New York	$52,295,693.38

Aggregate Annual Servicing Report
Superior Wholesale Inventory Financing Trust IX
May 19, 2004 (inception) through December 31, 2004

VI Distribution Amounts
2004-A Term Note Balance Prior to Distribution	$2,000,000,000.00
Distribution Amount Allocable to Principal	—

2004-A Term Note Balance After Distribution	$2,000,000,000.00

2004 Revolving Note RN -1 Balance Beginning of Collection Period	$1,000,000,000.00
Movement During Collection Period	—

2004 Revolving Note RN-1 Balance End of Collection Period	$1,000,000,000.00

2004 Revolving Note RN -2 Balance Beginning of Collection Period	$1,000,000,000.00
Movement During Collection Period	—

2004 Revolving Note RN-2 Balance End of Collection Period	$1,000,000,000.00

Certificate Balance Prior to Distribution	$124,000,000.00
Distribution Amount Allocable to Principal	—

Certificate Balance After Distribution	$124,000,000.00

VII Trust Early Amortization Triggers
(1) Average Monthly Payment Rates
<25% Current month	30.7%
Current month - 1	27.3%
Current month - 2	36.3%
Three month Average	31.4%
(2) Reserve Fund < Reserve Fund Required Amount
Reserve Fund on Deposit	$247,440,000.00
Reserve Fund Required Amount	$247,440,000.00

Current month	$—

Reserve Fund on Deposit	$247,440,000.00
Reserve Fund Required Amount	$247,440,000.00

Current month - 1	$—

Reserve Fund on Deposit	$247,440,000.00
Reserve Fund Required Amount	$247,440,000.00

Current month - 2	$—

(3) Reserve Fund Required Amount Exceeds Reserve Fund by > Reserve Fund Trigger Amount
Reserve Fund Required Amount	$247,440,000.00
Reserve Fund on Deposit	$247,440,000.00

Current month	$—

Reserve Fund Trigger Amount	$20,000,000.00
(4) Used Trust Receivables/Daily Trust Balance > 20%
Used Trust Receivables	$105,808,534.72
Month-End Daily Trust Balance	$4,124,000,000.00
Current month	2.6%
(5) Average Daily Trust Balance/(Average Term Notes + Average Certificate Balance) Less than 75% (To be determined over most recent six Collection Periods)
Current month	190.6%
Current month - 1	180.8%
Current month - 2	170.9%
Current month - 3	171.8%
Current month - 4	175.6%
Current month - 5	192.7%
Six month Average	180.4%
(6) Aggregate Available Receivables < 70% of Aggregate Receivables Current month	94.9%
Current month - 1	94.8%
VIII Cash Accumulation Triggers
Have any of the above Trust Early Amortization Events occurred with respect to the Offered Term Notes?	NO
IX Rapid Amortization Triggers
Have any of the following events occurred which would constitute a Rapid Amortization Event for the 2004 Term Notes and an Early Amortization Event for the Trust?
(1) The occurrence of certain events of bankruptcy, insolvency or receivership relating to any of General Motors, the Servicer or the Seller	NO
Rapid Amortization Triggers for 2004 Term Notes
(2) Term Note Cash Accumulation Reserve Fund < $291,667	NO
Current Month	$8,634,791.86
(3) Certificate Cash Accumulation Reserve Fund < $38,750	NO
Current Month	$1,147,193.73
(4) Trust or Seller becomes required to register as an investment company	NO